SAMUEL H. WONG & CO., LLP
CERTIFIED PUBLIC ACCOUNTANTS

To:	Board of Directors and Shareholders Guangzhou Global Telecom, Inc.

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form SB-2/A #2 of:

•	Our review report dated October 13, 2007 on Guangzhou Global Telecom, Inc. financial statements as of September 30, 2007 and for the nine months then ended.

•	Our review report dated August 12, 2007 on Guangzhou Global Telecom, Inc. financial statements as of June 30, 2007 and for the six months then ended.

•	Our audit report dated January 30, 2007 on Global Telecom Holdings Ltd. financial statements as of December 31, 2006 and 2005 and for the two years then ended.

                                                                                                                  /s/Samuel H. Wong & Co., LLP
South San Francisco, California                                                                         Samuel H. Wong & Co., LLP
December 7, 2007                                                                                                  Certified Public Accountants

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